EXHIBIT 6.4


Employee#: ----------
Grant#: -------------


                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                          INCENTIVE STOCK OPTION GRANT

EDUVERSE Accelerated Learning Systems, Inc., a Nevada corporation, (the "Company") hereby grants to the optionee named below (the "Optionee"), an incentive stock option (the "Option") under the Company's 1998 Stock Option Plan, as amended (the "Plan"), to purchase the total number of shares set forth below of common stock of the Company (the "Option Shares") at the exercise price per share set forth below (the "Exercise Price"). The option is subject to all the terms and conditions of the Incentive Stock Option Grant including the terms and conditions contained in the attached Appendix A (the "Grant") and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

                 Optionee: -----------------------------------------------------

                  Address: -----------------------------------------------------

  Number of Option Shares: -----------------------------------------------------

 Exercise Price per Share: -----------------------------------------------------

            Date of Grant: -----------------------------------------------------

          Expiration Date: -----------------------------------------------------

Post Termination Exercise: -----------------------------------------------------

          Vest Start Date: -----------------------------------------------------


Subject to the terms and conditions of the Plan and this Grant, the Option shall vest 2% per month for 50 months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the optionee ceases to be employed. An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 7th month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

PLEASE READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.


EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.



Per: -----------------------------------
Mark E. Bruk, President & CEO

                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                          INCENTIVE STOCK OPTION GRANT

                                   ACCEPTANCE


Optionee hereby acknowledges that a copy of the Plan, as amended, is available upon request from the Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.




----------------------------------
Optionee

Employee#: ----------
Grant#: -------------


                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                         NONQUALIFIED STOCK OPTION GRANT

EDUVERSE Accelerated Learning Systems, Inc., a Nevada corporation, (the "Company") hereby grants to the optionee named below (the "Optionee"), a non-qualified stock option (the "Option") under the Company's 1998 Stock Option Plan, as amended (the "Plan"), to purchase the total number of shares set forth below of common stock of the Company (the "Option Shares") at the exercise price per share set forth below (the "Exercise Price"). The option is subject to all the terms and conditions of the Nonqualified Stock Option Grant including the terms and conditions contained in the attached Appendix A (the "Grant") and the Plan, the provisions of which are incorporated herein by reference. The principal features of the option are as follows:

                 Optionee: -----------------------------------------------------

                  Address: -----------------------------------------------------

  Number of Option Shares: -----------------------------------------------------

 Exercise Price per Share: -----------------------------------------------------

            Date of Grant: -----------------------------------------------------

          Expiration Date: -----------------------------------------------------

          Vest Start Date: -----------------------------------------------------


Subject to the terms and conditions of the Plan and this Grant, the Option shall vest 2% per month for 50 months on the 1st day of each calendar month until the earlier of (1) the date the option becomes fully vested or (2) the date the optionee ceases to be employed. An optionee shall be deemed to have worked a calendar month if optionee has worked any portion of that month. Vesting will be suspended during any unpaid leave of absence. Optionee may first exercise the Option with respect to the vested Option Shares on the first day of the 7th month from Vest Start Date. Optionee may then exercise the Option with respect to vested Option Shares at any time until expiration or termination.

PLEASE READ ALL OF APPENDIX A, WHICH CONTAINS THE SPECIFIC TERMS AND CONDITIONS OF THE OPTION.

EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.



Per: -----------------------------------
Mark E. Bruk, President & CEO

                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                         NONQUALIFIED STOCK OPTION GRANT

                                   ACCEPTANCE


Optionee hereby acknowledges that a copy of the Plan, as amended, is available upon request from the Administration department and can also be accessed electronically. Optionee represents that Optionee has read and understands the terms and conditions thereof, and accepts the Option subject to all the terms and conditions of the Plan and the Grant.

OPTIONEE ACKNOWLEDGES THAT THERE MAY BE ADVERSE TAX CONSEQUENCES UPON EXERCISE OF THE OPTION AND THAT OPTIONEE SHOULD CONSULT A TAX ADVISER PRIOR TO SUCH EXERCISE.





----------------------------------
Optionee

                   EDUVERSE ACCELERATED LEARNING SYSTEMS, INC.
                 NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS
                  UNDER THE 1998 STOCK OPTION PLAN, AS AMENDED


1. Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Stock Option Grant (the "Grant") in such form (which need not be the same for each Optionee) as the Committee shall from time to time approve, which Grant shall comply with and be subject to the terms and conditions of the Plan.

2. Date of Grant. The date of grant of the Option shall be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the committee. The Grant representing the Option will be delivered to Optionee within a reasonable time after the granting of the Option. Copies of the Plan will be available electronically and can also be obtained by contacting the Stock Administration Department.

3. Exercise Price. The exercise price of the Option shall be determined by the Committee on the date the Option is granted; provided that the exercise price of the Option shall be not less than 100% of the Fair Market Value of the Shares on the date the Option is granted.

4. Exercise Period. Options shall be exercisable within the times or upon the events determined by the Committee as set forth in the Grant; provided, however, that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted.

5. Restrictions on Exercise. Exercise of the Option is subject to the following limitations:

(a) The Option may not be exercised until the Plan has been approved by the stockholders of the Company as set forth in the Plan.

(b) The Option may not be exercised unless such exercise is in compliance with the Securities Act of 1933, as amended, the Exchange Act of 1934, as amended, all applicable state securities laws, and the requirements of any stock exchange or national market system on which the Company's Common Stock may be listed, as they are in effect on the date of exercise.

(c) The Option may be exercised even if there is outstanding, within the meaning of Section 422A(c)(7) of the Internal Revenue Code of 1954, as amended (the "Code"), any incentive stock option to purchase stock of the Company or its Parent or Subsidiary (as defined in the plan) that was granted to the Optionee before the grant of the Option.

6. Termination of Option.

(a) Except as provided in this section, the Option shall terminate in whole if Optionee ceases to be a Staff Member of the Company and may not be exercised to the extent terminated. If the Optionee ceases to be a Staff Member of the Company for any reason except by death or disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a Staff Member (the "Termination Date"), may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

(b) Except as provided in this section, the Option shall terminate in part, if Optionee ceases to be a full time Staff Member of the Company but remains a Staff Member of the Company, and may not be exercised to the extent terminated. If the Optionee ceases to be a full time Staff Member of the Company for any reason other than disability, the Option, to the extent it is exercisable on the date on which the Optionee ceases to be a full time Staff Member, may be exercised by the Optionee within three (3) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in no event later than the Expiration Date.

(i) An Optionee shall be deemed to be a "full time" Staff Member if Optionee works not less than 40 hours per week, unless prevailed upon by local law.

(ii) Except as to the number of Option Shares for which the Option terminates in accordance with subsection (b)(iii) below, the Option shall continue to vest with respect to Option Shares in equal monthly amounts from the Termination Date to the time the Optionee has been continuously employed 50 calendar months from the vest start date set forth in the Grant.

(iii) The number of Option Shares for which the Option shall terminate in accordance with this Paragraph will be determined by multiplying the total number of Option Shares by the following fraction:

              40 minus [number of hours regularly worked per week]
              ----------------------------------------------------
                                       40

(c) If the Optionee's employment with the Company is terminated because of the death of the Optionee or disability of the Optionee within the meaning of
Section 22(e)(3) of the Code, the Option, to the extent that it is exercisable on the Termination Date, may be exercised by the Optionee (or the Optionee's legal representative) at any time prior to the expiration of twelve (12) months after the Termination Date (or such shorter time period as may be specified in the Grant), but in any event no later than the Expiration Date.

(d) Nothing in the Plan or the Grant shall confer on Optionee any right to continue in the employ of, or other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship at any time, with or without cause.

7. Manner of Exercise.

(a) The Option shall be exercisable by delivery to the Company of written notice in the form attached hereto as Exhibit A, or in such other form as may be approved by the Board of Directors of the Company, which shall set forth the Optionee's election to exercise the Option, the number of Option Shares being purchased, and such other representations and agreements as to the Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws.

(b) Such notice shall be accompanied by full payment of the Exercise Price (i) in cash; (ii) by tender of shares of Common Stock of the Company having a fair market value equal to the Exercise Price; or (iii) a combination of the foregoing, provided that a portion of the exercise price equal to the par value of the Shares, if any, must be paid in cash or other legal consideration.

(c) Prior to the issuance of the Option Shares upon exercise of the Option, the Optionee must pay or make adequate provision for any applicable federal, state, or provincial withholding obligations of the Company.

(d) Provided that such notice and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Option Shares registered in the name of the Optionee or the Optionee's legal representative.

8. Compliance with Laws and Regulations. The issuance and transfer of Option Shares shall be subject to compliance by the Company and the Optionee with all applicable requirements of federal and state laws and with all applicable requirements of any stock exchange or national market system on which the Company's Common Stock may be listed at the time of such issuance or transfer.

9. Nontransferability of Option. The Option may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Option shall be binding upon the executors, administrators, successors and assigns of the Optionee.

10. Tax Consequences. Set forth below is a brief summary as of the date the form of grant was adopted of some of the federal and Nevada tax consequences of exercise of the Option and disposition of the Shares. Additional information is included in the Plan, as amended. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise. Upon exercise, Optionee will recognize compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. The Company may be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

(b) Disposition of the Shares. For federal tax purposes, if the Shares are held for more than twelve (12) months but not more than eighteen (18) months after the date of transfer of the Shares pursuant to the exercise of a nonqualified stock option, any gain realized on the disposition of the Shares will be treated as mid-term capital gain. If the Shares are held for more than eighteen (18) months any such gain will be treated as long-term capital gain. The maximum mid-term capital gain rate is twenty-eight percent (28%) and the maximum long-term capital gain rate is twenty percent (20%).

11. Interpretation. Any dispute regarding the interpretation of this agreement shall be submitted by Optionee or the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

12. Entire Agreement. The Exercise Notice and Agreement attached as Exhibit A and the Plan available upon request from the Stock Administration department and also accessible electronically is incorporated herein by reference. The Grant, the Plan and the Exercise Notice and Agreement constitute the entire agreement of the parties and supersede all prior undertakings and agreements with respect to the subject matter hereof.

                        EXHIBIT A TO THE GRANT AGREEMENT
                   STOCK OPTION EXERCISE NOTICE AND AGREEMENT


EDUVERSE Accelerated Learning Systems, Inc.
Suite 209, 1135 Terminal Way
Reno, Nevada 89502

Attention: Stock Administrator

1. Exercise of Option. The undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase -------- shares of the Common Stock (the "Option Shares") of EDUVERSE Accelerated Learning Systems, Inc. (the "Company") under and pursuant to the Company's 1998 Stock Option Plan (the "Plan") and the stock option grant numbered #------- and dated --------------- (the "Grant"). The terms and conditions of the Plan and the Grant are hereby incorporated into and made a part of this Agreement by this reference.

2. Representations of Optionee. Optionee hereby acknowledges, represents and warrants that Optionee has received, read and understood the Plan and the Grant and will abide by and be bound by their terms and conditions.

3. Compliance with Securities Laws. Optionee understands and acknowledges that the exercise of any rights to purchase any Option Shares is expressly conditioned upon compliance with the Securities Act of 1933, the Exchange Act of 1934, the requirements of any stock exchange or national market system on which the Company's stock may be listed, and all applicable state securities laws. Optionee agrees to cooperate with the Company to ensure compliance with such laws.

4. Stop Transfer Notices. Optionee understands and agrees that the Company may issue appropriate "stop transfer" instructions to its transfer agent to ensure compliance with the restrictions on transfer.

5. Tax Consequences. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE OPTION SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE OPTION SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. IN PARTICULAR, IF OPTIONEE IS AN INSIDER SUBJECT TO SECTION 16(B) OF THE EXCHANGE ACT, OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH OPTIONEE'S TAX ADVISERS CONCERNING THE ADVISABILITY OF FILING AN 83(B) ELECTION WITH THE INTERNAL REVENUE SERVICE.

6. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price of the Option Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

7. Entire Agreement. This Exercise Agreement, the Plan and the Grant constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Nevada law except for that body of law pertaining to conflict of laws.

Submitted by:                             Accepted by:

OPTIONEE:                                 EDUVERSE ACCELERATED
                                          LEARNING SYSTEMS, INC.


--------------------------------          Per: ---------------------------------
                                          Mark E. Bruk, President & CEO

--------------------------------
(Print Name)

Dated: -------------------------          Dated: -------------------------------